Exhibit 10.24


                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

      This Amendment dated April 1, 2005 hereby amends the Employment Agreement dated August 3, 2004, by and between Deep Field Technologies, Inc., f/k/a iVoice Technology 2, Inc., a New Jersey corporation (hereinafter referred to as the "Company"), having an office at 750 Highway 34, Matawan, New Jersey 07747 and Jerome Mahoney, having his office at 750 Rt. 34, Matawan, NJ 07747 (hereinafter referred to as the "Executive").

                              W I T N E S S E T H :

      WHEREAS, the Company and the Executive mutually desire to amend the Employment Agreement; and

      NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

1. The Employment Agreement dated August 3, 2004 was initially executed between the Executive and iVoice Technology 2, Inc., a Nevada corporation. However, all assets and liabilities were assigned and assumed by Deep Field Technologies, Inc., a New Jersey corporation. Therefore, this Amendment confirms that both parties: (i) agree to abide by the terms of the August 3, 2004 Employment Agreement and (ii) both parties agree that all terms of the Employment Agreement are in full force and effect.

2. The Executive hereby agrees to accept compensation pursuant to this Employment Agreement in the form of Class B Common Stock, par value $.01 per share, in lieu of cash, for as long as the Board of Directors decides in its sole discretion that the Company does not have the financial resources to pay the Executive in cash.

3. All other terms of the Employment Agreement shall remain in full force and effect.


IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date written below.


Deep Field Technologies, Inc.             Jerome Mahoney


By: /s/ Mark Meller                 By: /s/ Jerome Mahoney
   -------------------------           -----------------------


Title: President
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Date:__________________             Date:__________________